Exhibit 10.23

CONFIDENTIAL TREATMENT REQUESTED:

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.  Such redacted portions have been replaced with “{***}” in this Exhibit.  An unredacted version of this document has been filed separately with the Securities and Exchange Commission along with the request for confidential treatment.

31st March, 2004

Stephen Jones,
Forest Edge,
23 Winkfield Road,
Windsor,
Berks.
SL4 4BA

Dear Stephen,

Cambridge has, with the approval of Lifehealth, entered into a revised agreement with Celltech Pharma S.A. regarding the right to distribute tetrabenazine in Spain and Portugal (hereinafter “the Spanish Agreement”). The Spanish Agreement provides for both the payment to Cambridge by Celltech of an upfront sum in consideration for development costs and the possibility of Cambridge having to refund all or part of that payment in certain circumstances.

Provision is made in the 1998 agreement between Lifehealth and Cambridge for the sharing of any up front payment but no provision exists to cover the situation whereby any up front payment has to be refunded in whole or in part. Lifehealth and Cambridge hereby agree that the upfront payment received from Celletech shall be shared in accordance with clause 6.8. Lifehealth and Cambridge also agree to {***}† any reimbursement of the whole or any part of the payment received from Celltech. In the event that such a reimbursement is rightly due pursuant to the provisions of the Spanish Agreement Cambridge shall inform Lifehealth of such and Lifehealth shall pay to Cambridge an amount equal to {***}† of the sum to be refunded to Celltech. Cambridge shall thereafter make payment to Celltech of the whole of the sum to be refunded.

Please indicate your agreement to such by signing in the space provided and returning to us this letter.

Very best wishes,

/s/ MARK EVANS

MARK EVANS

† Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

For and on behalf of
CAMBRIDGE LABORATORIES LIMITED

/s/ STEPHEN JONES

STEPHEN JONES

For and on behalf of
LIFEHEALTH LIMITED